Exhibit 99.1

Investor contacts:

Patrick Todd

Director of Investor Relations

805-690-4188

Patrick.todd@callwave.com

CallWave Announces Financial Results for Second Quarter of Fiscal 2007

Santa Barbara, Calif., May 8, 2007 — CallWave, Inc. (Nasdaq: CALL), an innovator of applications that make phones and PCs work better together, today reported financial results for the third quarter ended March 31, 2007.

Total revenue for the third quarter of fiscal 2007 was $6.2 million compared to $6.9 million reported in the second quarter of fiscal 2007. Net loss for the third quarter of fiscal 2007 was $(2.6) million, or $(0.12) per share, compared to a net loss of $(1.2) million, or $(0.06) per share reported in the second quarter of 2007.

CallWave ended the quarter with $55.4 million in cash, cash equivalents, and marketable securities compared with $60.6 million at the end of the prior quarter. The cash balance reflects a one time charge of $4 million dollars associated with the resolution of the J2 Global and Catch Curve litigation.

CallWave ended the third fiscal quarter with 637,000 paid subscribers overall, and in excess of 500,000 Web 2.0 widgets installed and 192,000 fully-authenticated widget subscribers.

“Throughout the quarter, we maintained paid subscriber counts overall, and began to see significant installation and use of our new Web 2.0 widgets under our free beta program,” said Dave Hofstatter, President and CEO of CallWave. “These new products, launched in December and throughout the third quarter, gained early traction in our web distribution channels. We also saw our carrier channel paid subscriber count expand to 104,000 up from 86,000 in the prior quarter. We are pleased with the market acceptance of our voice and text widgets, and the early cross over of these services into the carrier channel. We also continued to launch new products, with the introduction of our Vtxt™ business class voicemail-to-text service, and expect continued subscriber growth for these new products.”

Conference Call Details

The CallWave Third Quarter 2007 teleconference and Webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Tuesday, May 8, 2007. To access the call, please dial (800) 257-3401, or outside the U.S. (303) 262-2130, at least five minutes before start time. A live webcast and replay will also be available on the investor relations section of the Company’s website http://www.callwave.com. An audio replay of the call will also be available to investors beginning at 6:30 p.m. ET on May 8, 2007, through May 23, 2007, by dialing (800) 405-2236, or (303) 590-3000, and entering the passcode 11088841#.

About CallWave

CallWave is leading the way in developing applications that make phones and computers work better together. With CallWave, tasks that are difficult to do on the phone become much easier on the desktop - without changing phone numbers, handsets or service providers. CallWave enables consumers and businesses to get more out of the devices they use everyday - their computers and phones. CallWave also private-labels convergence applications, such as PC-based visual voicemail, to service providers to reduce churn, expand on-line marketing and drive revenues. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

CALLWAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	As of March 31, 2007	As of June 30, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,464	$24,040
Marketable securities	35,939	36,907
Accounts receivable; net of allowance for doubtful accounts of $472 and $574, respectively	2,576	2,834
Prepaid income tax	88	88
Other current assets	884	973

Total current assets	58,951	64,842

Property and equipment, net	2,163	2,014
Intangible assets, net	4,493	533
Other assets	66	66

Total assets	$65,673	$67,455

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$1,962	$451
Accrued payroll	1,104	735
Deferred revenue	847	92
Other current liabilities	1,278	1,515

Total current liabilities	5,191	2,793

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0 par value; 100,000 shares authorized at March 31, 2007 and June 30, 2006; 20,844 and 20,800 shares issued and outstanding at March 31, 2007 and June 30, 2006, respectively	72,993	72,119
Accumulated comprehensive loss	(11)	(143)
Accumulated deficit	(12,500)	(7,314)

Total stockholders’ equity	60,482	64,662

Total liabilities and stockholders’ equity	$65,673	$67,455

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2007	2006	2007	2006
Revenue	$6,230	$8,801	$19,673	$28,910
Cost of sales	2,257	3,125	6,676	10,275

Gross profit	3,973	5,676	12,997	18,635
Operating expenses (1):
Sales and marketing	2,347	1,770	5,381	4,802
Research and development	1,857	1,687	5,266	5,031
General and administrative	3,136	3,143	9,899	8,121
Impairment of long-lived assets	—	—	—	243

Total operating expenses	7,340	6,600	20,546	18,197

Operating income (loss)	(3,367)	(924)	(7,549)	438
Interest income	766	659	2,363	1,741

Income (loss) before income taxes	(2,601)	(265)	(5,186)	2,179
Income tax expense	—	156	—	3,085

Net loss	$(2,601)	$(421)	$(5,186)	$(906)

Net loss per share:
Basic and diluted	$(0.12)	$(0.02)	$(0.25)	$(0.04)
Weighted average common shares outstanding
Basic and diluted	20,830	20,746	20,815	20,578

(1) Includes stock-based compensation as follows:
Sales and marketing	$56	$17	$149	$81
Research and development	82	37	248	103
General and administrative	124	27	385	106

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(5,186)	$(906)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	599	628
Impairment of long-lived assets	—	253
Stock based compensation	782	290
Deferred income taxes	—	2,929
Inventory writeoff	—	314
Bad debt expense	1,096	1,470
Net realized gain on sale of marketable securities	(24)	—
Loss on disposal of fixed assets	12	—

Changes in operating assets and liabilities:
Restricted cash	—	336
Accounts receivable, net of bad debt expense	(838)	387
Inventory	—	140
Prepaid income taxes	—	(67)
Other assets	37	317
Accounts payable	1,511	38
Accrued payroll and other liabilities	135	290
Deferred revenue	755	(1,300)
Income taxes payable	(3)	—

Net cash provided by (used in) operating activities	(1,124)	5,119

Cash flows from investing activities:
Purchases of intangible assets	(4,000)	(550)
Purchases of marketable securities	(66,988)	(25,575)
Sales of marketable securities	68,112	23,790
Purchases of property and equipment	(680)	(373)

Net cash used in investing activities	(3,556)	(2,708)

Cash flows from financing activities:
Proceeds from exercises of stock options	104	1,361

Net cash provided by financing activities	104	1,361

Net increase (decrease) in cash and cash equivalents	(4,576)	3,772
Cash and cash equivalents at beginning of the period	24,040	16,828

Cash and cash equivalents at end of the period	$19,464	$20,600

Supplemental disclosures of cash flow information
Cash paid for:
Income taxes	$—	$223
Non-cash investing activities:
Stock issued for purchase of property	$40	$—